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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 20, 2002



                                       ZAP
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             (Exact name of Registrant as specified in its charter)



         CALIFORNIA                  0-303000                   94-3210624
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(State or other jurisdiction       (Commission               (I.R.S. Employer
     of incorporation)             File Number)             Identification No.)

                                117 MORRIS STREET
                              SEBASTOPOL, CA, 95472
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (707) 824-4150
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               Registrant's telephone number, including area code






ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

On July 1, 2002, ZAP completed its acquisition of Voltage Vehicles ("VV") and RAP Group, Inc. ("RAP") pursuant to ZAP's Second Amended Plan of Reorganization that was approved by the United States Bankruptcy Court (the "Court"), Northern District of California (Santa Rosa Division) on June 20, 2002. In exchange for all of the outstanding shares of the businesses, ZAP will issue the lesser of 49% of the issued shares to any new equity shareholders or 4,500,000 (post split) 500,000 to VV and 4,000,000 to RAP. The equity shareholders of VV and RAP will also receive one Warrant in Series B,C,D and K to purchase common stock in ZAP for each share issued to Voltage Vehicles and RAP Group, Inc.

Voltage Vehicles is a Sonoma County-based Nevada Corporation with the exclusive distribution contracts for advanced transportation in the independent auto dealer network, including rights to one of the only full-performance electric cars certified under federal safety standards. The RAP Group owns an auto dealership focused on the independent automotive and advanced technology vehicle markets. A Voltage Vehicle authorized dealer, RAP showcases an array of advanced transportation at its dealership in Fulton, California.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.
------------------------------------

As previously reported, on April 15, 2002, ZAP (the "Company" or the "Debtors") filed with the United States Bankruptcy Court (the "Court"), Northern District of California (Santa Rosa Division) Case No 02-10482-AJ: (a) the Debtor's Plan of Reorganization dated April 8, 2002 and (b) a related Disclosure Statement dated April 8, 2002. ZAP later submitted to the Court on May 10, 2002, a First Amended Disclosure Statement and Plan of Reorganization which was approved by the Court on May 13, 2002 as containing "adequate information" for the creditors of the Debtor in accordance with Section 1125 of the United States Bankruptcy Code (the "Bankruptcy Code"). On or about May 18, 2002, the Debtors commenced delivery of copies of the Disclosure Statement to parties of interest, as required pursuant to the Bankruptcy Code. The Debtor subsequently submitted a Second Amended Plan of Reorganization to the Court on June 17, 2002 which incorporated changes as the result of discussions with certain of the Company's Creditors.

On June 20, 2002,the Bankruptcy Court entered an order (the " Confirmation Order") confirming the Debtors' Second Amended Plan of Reorganization (the "Plan"). A copy of a press release announcing confirmation of the Plan is attached as Exhibit 99.1 to this form.

The primary objectives of the Plan are to: (a) alter the Debtor's equity and debt structures to permit the Debtor to emerge from the reorganization proceedings with a viable capital structures; (b) maximize the value of the ultimate recoveries to all creditor groups on a fair and equitable basis; and
(c) settle, compromise, or otherwise dispose of certain claims and interests on terms that the Debtors believe to be fair and reasonable and in the best interests of their respective estates, creditors, and stakeholders. The Plan provides for, among other things:

o the cancellation of certain indebtedness in exchange for cash, common stock, no par value, in Reorganized ZAP (as defined below) (the "new Common Stock"), and/or warrants to purchase shares of New Common Stock (the "New Warrants");

o the claimant of secured pre-petition debt will be paid $50,000, the estimated value of the collateral, plus 5% interest on a declining balance, payable monthly over three years, commencing 60 days following June 20, 2002;

o ZAP's Preferred Stock of 2,250 shares, originally valued at $1,000 per share will be converted to 1,260,000 shares of common stock in Reorganized ZAP, which will then be reversed split on a 2:1 basis. The Preferred Shareholders' will also receive 2.5 million Series A Warrants vested in accordance with the schedule as outlined in the Plan and one Warrant in Series B, C and D to purchase common stock in the Reorganized ZAP for each common share issued to the claimant;

o ZAP's common stock of 6,693,643 shares will be converted to 2,231,214 shares of common stock in the Reorganized ZAP, which will then be reversed split on a 2:1 basis. The Common Shareholders' will also receive one Warrant in Series B, C and D to purchase common stock in the Reorganized ZAP for each common share issued to the claimant;

o the effective date of the reverse split shall be July 15, 2002 or as soon as the Board of Directors can set a date;

o the assumption and assignment, or rejection of executory contract or unexpired leases to which the debtor is a party;

o authorization to issue 100 million shares of New common stock and 50 million shares of New preferred stock.

o the authority to issue 10 million each for the following Warrants: A, B, C, D and K for a total of 50 million warrants, the expiration date for the warrants range from 12 to 36 months;

o the creation of an Incentive Stock Option Plan for employees within the meaning of Section 423 of the Internal Revenue of 1986, as amended, the Plan will have options to purchase 10 million shares of New ZAP common stock at an exercise price equal to the closing price on date of issue;

o temporary appointment of certain new members to the Board of Directors, pending election at the first annual stockholders' meeting to be held within 120 days following June 20, 2002;

o the authority to execute a $500,000 of convertible debenture to purchase inventory from a new supplier with interest payable at 6% per annum or may be converted to common stock at $.50 per share, or 15 % Of the issued shares of the Reorganized ZAP. An option will also be given to the supplier to purchase one Warrant in Series B, C and D for each common share owned;

o to authorize the completion of the proposed acquisition of Voltage Vehicles and RAP Group, Inc effective July 1, 2002. These Companies will become wholly owned subsidiaries of ZAP through the purchase from the equity Shareholders of Voltage Vehicles and RAP Group, Inc. all of the shares of these businesses in exchange for the lesser of 49% of the issued shares to any new equity shareholders or 4,500,000 (post-split) 500,000 to Voltage Vehicles and 4,000,000 to Rap group, Inc. The equity shareholders' will also receive one Warrant in Series B, C, D and K to purchase common stock in the Reorganized ZAP for each common share issued to Voltage Vehicles and RAP Group, Inc.

The foregoing summary of the plan is qualified in its entirety by reference to the full text of the Second Amended Plan of Reorganization, copies of which are filed as Exhibit 3.3 to this Form 8-K and incorporated by this reference.

On June 20, 2002, the Confirmation Date, there were 2,250 shares of Preferred Stock and 6,693,643 shares of common stock outstanding, all of which will be cancelled and partially converted into New Common Stock as outlined above. On the effective date, 100 million shares of new common stock and 50 million of new preferred stock will be authorized. Management estimates that approximately 3 million shares of the New Stock (post split) will be utilized to convert existing preferred and common shareholders' into New Common Stock and for distribution in respect of claims. Some of the New stock will be utilized to effect the acquisition of Voltage Vehicles and RAP Group, Inc., as outlined above. In addition, 50 million shares will also be reserved for issuance upon the exercise of the New Warrants. The Incentive Stock Option Plan will also have options to purchase 10 million shares of New Common Stock at an exercise price equal to the closing price on the date issued. The reverse stock split for the old common shares was effective July 1, 2002. In addition, the stock of ZAP began trading on the Over-the-Counter (OTC) Bulletin Board under the new stock symbol of ZAPZ effective July 1, 2002. According to the OTC Bulletin Board, the symbol change is to indicate that ZAP is no longer under Chapter 11 Reorganization, and that the stock has undergone a reverse split.

Information as to the assets and liabilities of the Company as of March 31, 2002 is filed as Exhibit 99.2 hereto and incorporated herein by this reference. Such information has been extracted from the unaudited consolidated financial statements included in the Company's Quarterly Report as filed with the Securities and Exchange Commission and should be read in conjunction with such financial statements, including the notes thereof, and the additional financial information set forth in Part1, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the 2002 First Quarter Form 10-Q. In accordance with American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," on or about the Effective date the Company believes it qualifies to implement "fresh start accounting," which will require Reorganized ZAP to restate all its assets and liabilities at their fair value. The impact of fresh start accounting is not reflected in the selected financial information referenced above.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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(a)  Financial Statements of Businesses Acquired

     The financial statements required by this Item 7(a) will be filed by amendment to this Form 8-K within the period permitted by Item 7 (a)(4) of Form 8-K.

(b)  Pro Forma Financial Information

     The pro forma required by this Item 7 will be filed by amendment to this Form 8-K within the period permitted by Item 7 (a) (4) of Form 8-K.

(c)  Exhibits.

     Exhibit No.        Description
     -----------        -----------

     3.1. In Re: ZAP, Disclosure Statement in Support of Debtor's Plan of Reorganization (April 8, 2002), Case No. 02-10482-AJ, U.S. Bankruptcy Court, Northern District of California (Santa Rosa Division). Previously filed as an exhibit to the Registrant's Form-8K filed on April 15,2002.

     3.2 In Re: ZAP, Debtor's Plan of Reorganization (April 8, 2002), Case No. 02-10482-AJ, U.S. Bankruptcy Court, Northern District of California (Santa Rosa Division). Previously filed as an exhibit to the Registrant's Form-8K filed on April 15,2002

     3.3   Order Confirming Debtor's Chapter 11 Plan of Reorganization (June 20,
           2002) Case No. 02-10482-AJ, U.S. Bankruptcy Court, Northern District of California (Santa Rosa Division). Debtor's Second Amended Plan of Reorganization (June 17, 2002).

     99.1 ZAP's Press Release, dated June 21, 2002. In Re: ZAP Plan of Reorganization Confirmed Emerges from Chapter 11.

     99.2  Consolidated Balance Sheet of ZAP as of March 31, 2002.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 12, 2002

ZAP

BY:

/s/ Gary Starr
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Gary Starr, Director/
Chief Executive Officer





                                Index to Exhibits
                                -----------------


     3.3   Order Confirming Debtor's Chapter 11 Plan of Reorganization (June 20,
           2002) Case No. 02-10482-AJ, U.S. Bankruptcy Court, Northern District of California (Santa Rosa Division). Debtor's Second Amended Plan of Reorganization (June 17, 2002).

     99.1 ZAP's Press Release, dated June 21, 2002. In Re: ZAP Plan of Reorganization Confirmed Emerges from Chapter 11.

     99.2  Consolidated Balance Sheet of ZAP as of March 31, 2002.